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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

United Security Bancshares
(Exact Name of Registrant as Specified in Its Charter)

California	91-2112732
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)
1525 East Shaw Avenue, Fresno, California	93710
(Address of Principal Executive Offices)	(Zip Code)

    If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. / /

    If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. /x/

    Securities Act registration statement file number to which this form relates:                 (if applicable).

    Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class To Be So Registered	Name of each Exchange on Which Each Class is to be Registered
NONE

    Securities to be registered pursuant to Section 12(g) of the Act:

COMMON STOCK
(Title of Class)

(Title of Class)

Item 1. Description of Registrant's Securities to be Registered.

    See information under the headings "Comparison of United Security Bank and United Security Bancshares: Analysis of Corporate Structures;" "Authorized and Outstanding Stock;" "Voting Rights;" "Dividend Rights;" "Assessment of Shares;" "Liquidation Rights;" and "Preemptive Rights"on pages 12 through 15 of the Registrant's Registration Statement No. 333-58256 on Form S-4EF filed with the Commission on April 4, 2001, which information is incorporated here by reference.

Item 2. Exhibits.

Exhibit 1	Specimen Copy of Common Stock Certificate
See Exhibit 4 to the Registrant's Registration Statement No. 333-58256 on Form S-4EF filed with the Commission on April 4, 2001, which exhibit is incorporated by reference.
Exhibit 2	Reorganization Agreement
See Exhibit 2 to the Registrant's Registration Statement No. 333-58256 on Form S-4EF filed with the Commission on April 4, 2001, which exhibit is incorporated by reference.

SIGNATURES

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UNITED SECURITY BANCSHARES
June 18, 2001	By:	/s/ DENNIS R. WOODS Dennis R. Woods President & Principal Executive Officer

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SIGNATURES